Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-117341 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 33-78586 on Form S-8 of our report dated July 12, 2005, relating to the financial statements and supplemental schedule of The Profit Sharing and 401(k) Plan appearing in the Annual Report on Form 11-K of The Profit Sharing and 401(k) Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Columbus, Ohio
July 14, 2005